UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

(Rule 14a-101)
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Paysign, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PAYSIGN, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	May 8, 2026
	TIME:	4:00 p.m. Pacific Daylight Time
	LOCATION:	M Resort spa casino, 12300 las vegas blvd. s, henderson, Nevada 89044

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/pays and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/pays

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before April 16, 2026 you may enter your voting instructions at https://www.iproxydirect.com/pays until 11:59 pm eastern time May 7, 2026.

The purposes of this meeting are as follows:

1.     To elect to the Board of Directors the seven nominees for director named in the proxy statement, to hold office until the 2027 annual meeting of our stockholders;

2.     To ratify the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.     To conduct any other business properly brought before the meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the 2026 Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on March 9, 2026 as the record date for the determination of stockholders entitled to receive notice of the 2026 Annual Meeting and to vote the shares of our common stock, par value $0.001 per share, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote “for” all of the director nominees; “for” the ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm to audit the financial statements for the fiscal year ending December 31, 2026; and as to any other business that may come before the 2026 Annual Meeting.

Please note - This is not a Proxy Card - you cannot vote by returning this card

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Paysign, Inc. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important

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